Exhibit 1.1

ACTAVIS FUNDING SCS

$21,000,000,000

Floating Rate Notes due 2016	Floating Rate Notes due 2020

1.850% Notes due 2017	3.450% Notes due 2022

2.350% Notes due 2018	3.800% Notes due 2025

Floating Rate Notes due 2018	4.550% Notes due 2035

3.000% Notes due 2020	4.750% Notes due 2045

Underwriting Agreement

March 3, 2015

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA Inc.

320 Park Avenue, Floor 12

New York, New York 10022

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

Ladies and Gentlemen:

Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), having its registered office at 46A, Avenue J.F. Kennedy, L-1855 Luxembourg, Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B187.310 and having a share capital of $20,000 (the “Company”), an indirect, wholly owned subsidiary of Actavis plc, a public limited company organized under the laws of Ireland (“Parent”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), (i) $500,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2016 (the “2016 Floating Rate Notes”), (ii) $500,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2018 (the “2018 Floating

Rate Notes”), (iii) $500,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2020 (the “2020 Floating Rate Notes” and, together with the 2016 Floating Rate Notes and the 2018 Floating Rate Notes, the “Floating Rate Notes”), (iv) $1,000,000,000 aggregate principal amount of the Company’s 1.850% Notes due 2017 (the “2017 Notes”), (v) $3,000,000,000 aggregate principal amount of the Company’s 2.350% Notes due 2018 (the “2018 Notes”), (vi) $3,500,000,000 aggregate principal amount of the Company’s 3.000% Notes due 2020 (the “2020 Notes”), (vii) $3,000,000,000 aggregate principal amount of the Company’s 3.450% Notes due 2022 (the “2022 Notes”), (viii) $4,000,000,000 aggregate principal amount of the Company’s 3.800% Notes due 2025 (the “2025 Notes”), (ix) $2,500,000,000 aggregate principal amount of the Company’s 4.550% Notes due 2035 (the “2035 Notes”), and (x) $2,500,000,000 aggregate principal amount of the Company’s 4.750% Notes due 2045 (the “2045 Notes” and, together with the 2017 Notes, the 2018 Notes, the 2020 Notes, the 2022 Notes, the 2025 Notes and the 2035 Notes, the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “Securities”). The Securities will be in registered form and issued pursuant to an indenture (the “Base Indenture”), as supplemented by a supplemental indenture relating to the Securities (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case to be entered into on the Closing Date (as defined below), among the Company, the Guarantors (as defined below) and Wells Fargo Bank National Association, as trustee (the “Trustee”).

Each of (i) Warner Chilcott Limited, a Bermuda exempted company (“Warner Chilcott”), (ii) Actavis Capital S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg (“Actavis Capital”), having its registered office at 6, rue Jean Monnet, L-2180 Luxembourg, Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B178.410 and having a share capital of $367,384 and (iii) Actavis, Inc., a Nevada corporation (“Actavis, Inc.” and, together with Warner Chilcott and Actavis Capital, the “Guarantors”) will, jointly and severally, guarantee the Securities on a senior unsecured basis (the “Guarantees”).

On November 16, 2014, Parent entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with Avocado Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Allergan Inc., a Delaware corporation (“Allergan”), that provides for the acquisition of Allergan by Parent. Pursuant to the Merger Agreement, Merger Sub will merge with and into Allergan, with Allergan continuing as the surviving corporation (the “Merger”). As used herein, “Acquired Companies” shall refer to Allergan and each of its direct and indirect subsidiaries. For purposes of Section 3 of this Agreement, references to the “knowledge” of Parent with respect to matters pertaining to the Acquired Companies shall be limited to the actual knowledge of Parent.

This underwriting agreement (this “Agreement”), the Securities, the Indenture (including each Guarantee set forth therein) and the Merger Agreement are referred to herein as the “Transaction Documents.”

The Company and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company, Parent and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-202168), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company, Parent and the Guarantors have filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company, Parent and the Guarantors will have prepared the following information (collectively, the “Pricing Disclosure Package”): a Preliminary Prospectus dated March 2, 2015 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 1:00 P.M., New York City time, on March 3, 2015.

2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective aggregate principal amount of each of the applicable Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to the price with respect to such Securities set forth in Schedule 2 hereto.

(b) The Company and the Guarantors understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company and the Guarantors acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

(c) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 at 10:00 A.M., New York City time, on March 12, 2015, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment for the Securities is referred to herein as the “Closing Date”.

Payment for the Securities to be purchased on the Closing Date shall be made against delivery to the Representatives, for the respective accounts of the several Underwriters, of one or more global notes representing the Securities in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The Global Notes will be made available for inspection by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(d) The Company and the Guarantors acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, none of the Representatives or any other Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Underwriters of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company, the Guarantors or any other person.

3. Representations and Warranties of the Company, Parent and the Guarantors. The Company, Parent and each of the Guarantors, jointly and severally, represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company, Parent and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company, Parent and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, none of Parent, the Company or any of the Guarantors (including their respective agents and representatives, other than the Underwriters in their capacity as such) has prepared, used, authorized, approved or referred to or will prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by Parent, the Company, the Guarantors or their respective agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company, Parent and the Guarantors make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and, to the knowledge of Parent, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company, Parent and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, including, to the knowledge of Parent, the documents filed with the Commission by Allergan, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, including, to the knowledge of Parent, the documents so filed by Allergan, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed by Parent or any of its subsidiaries and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements.

(i) Preparation of the Financial Statements of Parent. The financial statements (including the related notes thereto) of Parent and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and

the Prospectus present fairly, in all material respects, the financial position of Parent and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements comply in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein. The selected financial data and the summary financial information of Parent and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus presents fairly, in all material respects, the information shown therein and has been compiled on a basis consistent with that of Parent’s audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. In addition, the pro forma financial statements of Parent and its consolidated subsidiaries (including the notes related thereto) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof, in the reasonable judgment of Parent’s management and subject to the qualifications contained therein, are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ii) Preparation of the Financial Statements of Allergan. To the knowledge of Parent, (i) the audited consolidated financial statements (including the related notes thereto) of Allergan incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of Allergan and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, (ii) such financial statements comply in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and any supporting schedules thereto included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein, and (iii) the summary financial information of Allergan and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus presents fairly, in all material respects, the information shown therein and has been compiled on a basis consistent with that of Allergan’s audited financial statements incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(iii) Preparation of the Financial Statements of Forest. The audited consolidated financial statements (including the related notes thereto) of Forest Laboratories, Inc., a Delaware corporation (“Forest”), and its consolidated subsidiaries incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of Forest and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements comply in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and any supporting schedules thereto included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein. The summary financial information of Forest and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus presents fairly, in all material respects, the information shown therein and has been compiled on a basis consistent with that of Forest’s audited financial statements incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(iv) Preparation of the Financial Statements of Warner Chilcott. The financial statements (including the related notes thereto) of Warner Chilcott and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of Warner Chilcott and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements comply in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and any supporting schedules thereto included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein. The summary financial information of Warner Chilcott and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of Warner Chilcott’s audited financial statements incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(v) Preparation of the Financial Statements of Legacy Warner Chilcott. The financial statements (including the related notes thereto) of Warner Chilcott plc, a public limited company organized under the laws of Ireland (“Legacy Warner Chilcott”) and its consolidated subsidiaries incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of Legacy Warner Chilcott and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements comply in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and any supporting schedules thereto included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein.

(vi) Preparation of the Financial Statements of Old Actavis. The combined financial statements (including the related notes thereto) of Actavis Pharma Holding 4 ehf., a company incorporated in Iceland, and Actavis S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated in Luxembourg (collectively, “Old Actavis”) incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of Old Actavis and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements have been prepared in conformity with International Financial Reporting Standards and its interpretations as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and any supporting schedules thereto included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein.

(g) No Material Adverse Change. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the most recent financial statements of Parent included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been (A) any change in the capital stock (other than the issuance of ordinary shares of Parent or shares of common stock of Allergan, as applicable, upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of Parent, any of its subsidiaries or, to the knowledge of Parent, any of the Acquired Companies, or (B) any dividend or distribution of any kind declared, set aside for payment, paid or made by Parent, any of its subsidiaries or, to the knowledge of Parent, any of the Acquired Companies, on any class of capital stock thereof, except for dividends or distributions for internal tax, restructuring or similar purposes between or among Parent and any of its subsidiaries; (ii) there has not been (A) any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of Parent and its subsidiaries taken as a whole, or (B) to the knowledge of Parent, any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of Parent, its subsidiaries and the Acquired Companies, taken as a whole (collectively, the “Combined Company”); and (iii) none of Parent, any of its subsidiaries or, to the knowledge of Parent, any of the Acquired Companies has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except for such losses or interference as would not, individually or in the aggregate, result in a material adverse change in the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Combined Company.

(h) Organization and Good Standing.

(i) Organization and Good Standing of Parent and its Subsidiaries. The Company, Parent and each of its significant subsidiaries listed in Schedule 3 hereto (the “Significant Subsidiaries”) has been duly organized and is validly existing and in good standing (where the concept of “good standing” is a recognized concept in any relevant jurisdiction) under the laws of its respective jurisdiction of organization, is duly qualified to do business and is in good standing, if applicable, in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, and has all power (corporate or otherwise) and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (as defined below). Parent does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to Parent’s Annual Report on Form 10-K for the year ended December 31, 2014, which is required to be so listed. The Significant Subsidiaries listed in Schedule 3 to this Agreement are the only “significant subsidiaries” of Parent.

As used herein, “Material Adverse Effect” means (A) when used in respect of any matter relating to Parent or any of its subsidiaries, any material adverse effect, or any development that would reasonably be expected to result in a material adverse effect, on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of Parent and its subsidiaries taken as a whole, or on the performance by Parent, the Company and the Guarantors of their respective obligations under the Transaction Documents and (B) when used in respect of any matter relating to any of the Acquired Companies, any material adverse effect, or any development that would reasonably be expected to result in a material adverse effect, on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Combined Company, or on the performance by Parent, the Company and the Guarantors of their respective obligations under the Transaction Documents.

(ii) Organization and Good Standing of the Acquired Companies. To the knowledge of Parent, each of the Acquired Companies has been duly organized and is validly existing and in good standing (where the concept of “good standing” is a recognized concept in any relevant jurisdiction) under the laws of its respective jurisdiction of organization, is duly qualified to do business and is in good standing, if applicable, in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective business requires such qualification, and has all power (corporate or otherwise) and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(i) Capitalization.

(i) Capitalization of Parent. Parent has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of Parent and the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in Parent or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of Parent or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of Parent conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by Parent have been duly authorized and validly issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by Parent, free and clear of any security interest, lien, encumbrance, claim or equity.

(ii) Capitalization of the Acquired Companies. To the knowledge of Parent, all of the outstanding shares of capital stock of each of the Acquired Companies have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any pre-emptive or similar rights and, upon consummation of the transactions contemplated by the Transaction Documents, Parent will acquire, directly or indirectly, good and valid title to all of the issued and outstanding shares of capital stock or other equity interests of each of the Acquired Companies free and clear of any security interest, lien, encumbrance, claim or equity, except as provided in the Merger Agreement, as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(j) Equity Awards. With respect to the stock options (the “Stock Options”), restricted stock units and restricted stock (collectively, “Awards”) granted pursuant to the stock-based compensation plans of Parent and its subsidiaries (the “Company Stock Plans”) and, to the knowledge of Parent, with respect to the Awards granted pursuant to the stock-based compensation plans of any of the Acquired Companies (the “Acquired Company Stock Plans”), (i) each grant of an Award was duly authorized no later than the date on which the grant of such Award was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the boards of directors (or any duly constituted and authorized committee thereof) of Parent or the Acquired Companies, as applicable, and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Stock Plans or the Acquired Company Stock Plans, as applicable, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “Exchange”) and any other exchange on which Parent’s or, if applicable, any of the Acquired Companies’ securities are traded, and (iii) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of Parent or the Acquired Companies, as applicable, and disclosed in the filings of Parent or the Acquired Companies, as applicable, with the Commission in accordance with the Exchange Act and all other applicable laws. Parent has not and, to the knowledge of Parent, the Acquired

Companies have not knowingly granted, and there is no and has been no policy or practice of Parent or, to the knowledge of Parent, any of the Acquired Companies of granting Awards prior to, or otherwise coordinating the grant of Awards with, the release or other public announcement of material information regarding Parent, its subsidiaries or the Acquired Companies, as applicable, or their respective results of operations or prospects.

(k) Due Authorization. The Company and each of the Guarantors has full right, power and authority to execute and deliver this Agreement and the Indenture and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the Indenture and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(m) The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each Guarantor enforceable against the Company and each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (collectively, the “Enforceability Exceptions”). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act.

(n) The Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided for in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The issuance of the Securities is not subject to any preemptive or similar rights. The Securities constitute “senior indebtedness” as such term is defined in any indenture or agreement governing any outstanding subordinated indebtedness of the Company.

(o) The Guarantees. The Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, the Guarantees will constitute valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(p) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q) No Violation or Default. None of the Company, Parent, any of the Significant Subsidiaries or, to the knowledge of Parent, any of the Acquired Companies is (i) in violation of its articles of association, partnership agreement, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Parent, any of its subsidiaries or any of the Acquired Companies is a party or by which Parent, any of its subsidiaries or any of the Acquired Companies is bound or to which any of the property or assets of Parent, any of its subsidiaries or any of the Acquired Companies is subject (an “Existing Instrument”); or (iii) in violation of any law or statute applicable to the Company, Parent, any of its subsidiaries or any of the Acquired Companies or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, Parent, any of its subsidiaries or any of the Acquired Companies, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r) No Conflicts. The execution, delivery and performance by Parent, the Company and each of the Guarantors of each of the Transaction Documents, to the extent a party thereto, the issuance and sale of the Securities by the Company and the consummation by Parent, the Company and the Guarantors of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Parent, any of its subsidiaries or, to the knowledge of Parent, any of the Acquired Companies pursuant to, any Existing Instrument, (ii) result in any violation of the provisions of the charter, articles of association, partnership agreement or by-laws or similar organizational documents of Parent, any of its subsidiaries or any of the Acquired Companies, or (iii) result in the violation of any law or statute applicable to the Company, Parent, any of its subsidiaries or any of the Acquired Companies or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, Parent, any of its subsidiaries or any of the Acquired Companies, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

As used herein, “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any Existing Instrument the right to require the repurchase, redemption or repayment of all or any portion of the indebtedness due by Parent, any of its subsidiaries or any of the Acquired Companies, as applicable, under such Existing Instrument.

(s) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company or any of the Guarantors of this Agreement and the Indenture, the issuance and sale of the Securities and the consummation of the transactions contemplated by this Agreement and the Indenture, except for

(i) the registration of the Securities under the Securities Act, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or made, (iii) such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or made or as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters and (iv) where the failure to obtain any such consent, approval, authorization, order, license, registration or qualification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending to which Parent, any of its subsidiaries or, to the knowledge of Parent, any of the Acquired Companies is a party or to which any property of Parent, any of its subsidiaries or, to the knowledge of Parent, any of the Acquired Companies is the subject that, individually or in the aggregate, if determined adversely to Parent, any of its subsidiaries or any of the Acquired Companies, as the case may be, would reasonably be expected to have a Material Adverse Effect; to the knowledge of Parent, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(u) Independent Accountants.

(i) Independent Accountants of Parent and Warner Chilcott. (A) PricewaterhouseCoopers LLP (“PWC”), who have expressed their opinion with respect to each of (1) the Company’s audited financial statements for the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012, (2) the audited financial statements of Warner Chilcott for the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012, and (3) the unaudited financial statements of Legacy Warner Chilcott for the nine-months ended September 30, 2013 and the audited financial statements of Legacy Warner Chilcott for the fiscal year ended December 31, 2012, in each case of (1), (2) and (3), that are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent public accountants with respect to each of the Company, Warner Chilcott and Legacy Warner Chilcott, respectively, as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm within the meaning of the rules of the Public Company Accounting Oversight Board (“PCAOB”), and any non-audit services provided by PWC to any of the Company, Warner Chilcott, Legacy Warner Chilcott or any of their respective subsidiaries have been approved by the audit committees of the boards of directors of the Company, Warner Chilcott or Legacy Warner Chilcott, as applicable.

(ii) Independent Accountants of Allergan. Ernst & Young LLP (“Ernst & Young”), who have expressed their opinion with respect to Allergan’s audited consolidated financial statements for the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012 incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are, to the knowledge of Parent, independent public accountants with respect to Allergan as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm within the meaning of the rules of the PCAOB, and, to the knowledge of Parent, any non-audit services provided by Ernst & Young to any of the Acquired Companies have been approved by the audit committee of the board of directors of Allergan.

(iii) Independent Accountants of Forest. BDO USA LLP (“BDO”), who have expressed their opinion with respect to Forest’s unaudited financial statements for the quarter-ended June 30, 2014 and Forest’s audited financial statements for the fiscal years ended March 31, 2013 and March 31, 2012 incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent public accountants with respect to Forest as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm within the meaning of the rules of the PCAOB, and any non-audit services provided by BDO to Forest or any of its subsidiaries have been approved by the audit committee of the board of directors of Forest.

(iv) Independent Accountants of Old Actavis. KPMG ehf. (“KPMG”), who have expressed their opinion with respect to the audited financial statements of Old Actavis for the fiscal year ended December 31, 2011 incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent public accountants with respect to Old Actavis as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm within the meaning of the rules the PCAOB, and any non-audit services provided by KPMG to Old Actavis or any of its subsidiaries were approved by the audit committee of the board of directors (or equivalent authorizing body) of Old Actavis.

(v) Title to Intellectual Property. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the knowledge of Parent, Parent, its subsidiaries and the Acquired Companies own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”) used by Parent, its subsidiaries or the Acquired Companies in, and necessary for the conduct of, their respective businesses as currently conducted and as proposed to be conducted in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to so own or have the right to use such Intellectual Property would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no infringement by third parties of Parent’s, its subsidiaries’ or, to the knowledge of Parent, the Acquired Companies’ Intellectual Property and there are no legal or governmental actions, suits, proceedings or claims pending or, to the knowledge of Parent, threatened, against Parent, any of its subsidiaries or any of the Acquired Companies (i) challenging Parent’s, any of its subsidiaries’ or, to the knowledge of Parent, any of the Acquired Companies’ rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by Parent, any of its subsidiaries or, to the knowledge of Parent, the Acquired Companies, or (iii) alleging that the operation of Parent’s, its subsidiaries’ or, to the knowledge of Parent, any of the Acquired Companies’ respective businesses as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party, which infringement, invalidity, inadequacy or violation would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, and Parent is unaware of any facts which would form a reasonable basis for any such claim.

(w) No Undisclosed Relationships. There are no business relationships or related-party transactions involving the Company, Parent, any of its subsidiaries, any other person or, to the knowledge of Parent, any of the Acquired Companies required by the Securities Act to be described in the Registration Statement and the Prospectus that are not so described in such documents and in the Pricing Disclosure Package.

(x) Investment Company Act. None of Parent, the Company or any of the Guarantors is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof received by the Company or Parent, as applicable, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y) Taxes. Parent, its subsidiaries and, to the knowledge of Parent, the Acquired Companies have filed all necessary federal, state, local and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them, except for any taxes, assessments, fines or penalties as may be contested in good faith and by appropriate proceedings, except to the extent a failure to make such filings or payments would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(z) Licenses and Permits. Parent, the Significant Subsidiaries and, to the knowledge of Parent, the Acquired Companies possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state, local or foreign governmental or regulatory authorities having jurisdiction over Parent, any of its subsidiaries or any of the Acquired Companies that are necessary for the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of Parent, any of the Significant Subsidiaries or, to the knowledge of Parent, any of the Acquired Companies has received notice of any revocation or modification of any such license, certificate, permit or authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(aa) No Labor Disputes. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no material labor dispute with employees of Parent, any of its subsidiaries or, to the knowledge of Parent, any of the Acquired Companies exists, and Parent is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ or, to the knowledge of Parent, any of the Acquired Companies’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.

(bb) Compliance with and Liability under Environmental Laws. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) Parent, its subsidiaries and, to the knowledge of Parent, the Acquired Companies (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law; (ii) there are no costs required under or liabilities associated with applicable Environmental Laws of or relating to Parent, its subsidiaries or, to the knowledge of Parent, any of the Acquired Companies, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) there are no proceedings that are pending, or that are known to be contemplated, against Parent, any of its subsidiaries or, to the knowledge of Parent, any of the Acquired Companies under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed; and (iv) Parent and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of Parent, its subsidiaries or, to the knowledge of Parent, the Acquired Companies. “Hazardous Materials” means any material, chemical, substance, waste (including medical waste), pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(cc) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which Parent or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) or the Acquired Companies would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that would not reasonably be expected to have a Material Adverse Effect; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that would reasonably be expected to have a Material Adverse Effect; (iii) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to a Plan that either has resulted in, or would reasonably be expected to have, a Material Adverse Effect; (iv) except as would not reasonably be expected to have a Material Adverse Effect, none of Parent, any member of Parent’s Controlled Group or any of the Acquired Companies has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (v) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. Except as would not have a Material Adverse Effect, none of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by Parent, its subsidiaries and the Acquired Companies in the current fiscal year of Parent and its subsidiaries or the Acquired Companies, as applicable, compared to the amount of such contributions made in Parent’s and its subsidiaries’ or the Acquired Companies’ most recently completed fiscal year, as applicable; or (y) a material increase of the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the most recently completed fiscal year of Parent and its subsidiaries or the Acquired Companies, as applicable. For purposes of this Section 3(cc), any representations regarding Plans of the Acquired Companies are to the knowledge of Parent.

(dd) Disclosure Controls. Each of Parent and its subsidiaries and, to the knowledge of Parent, the Acquired Companies maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by Parent or Allergan, as applicable, in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Parent’s or Allergan’s management, as applicable, as appropriate to allow timely decisions regarding required disclosure. Parent and its subsidiaries and, to the knowledge of Parent, the Acquired Companies have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee) Accounting Controls. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of Parent and its subsidiaries and, to the knowledge of Parent, the Acquired Companies maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP or international financial reporting standards, as the case may be, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or international financial reporting standards, as the case may be, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff) No Material Weaknesses in Internal Controls. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus:

(i) No Material Weaknesses in Internal Controls of Parent. Since the end of its most recent audited fiscal year, there has been (i) no material weaknesses in Parent’s internal controls over financial reporting (whether or not remediated) and (ii) no change in Parent’s internal controls over financial reporting that has materially affected or is reasonably likely to materially affect Parent’s ability to record, process, summarize and report financial information.

(ii) No Material Weaknesses in Internal Controls of Allergan. To the knowledge of Parent, since the end of its most recent audited fiscal year, there has been (i) no material weaknesses in Allergan’s internal controls over financial reporting (whether or not remediated) and (ii) no change in Allergan’s internal controls over financial reporting that has materially affected or is reasonably likely to materially affect Allergan’s ability to record, process, summarize and report financial information.

(gg) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh) No Unlawful Payments. None of the Company, Parent, any of its subsidiaries or, to the knowledge of Parent, any of the Acquired Companies, nor any director, officer or employee of Parent, any of its subsidiaries or, to the knowledge of Parent, any of the Acquired Companies nor, to the knowledge of Parent, any agent, affiliate or other person acting on behalf of Parent, any of its subsidiaries or any of the Acquired Companies has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company, Parent, its subsidiaries and, to the knowledge of Parent, the Acquired Companies have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ii) Compliance with Anti-Money Laundering Laws. The operations of Parent, its subsidiaries and, to the knowledge of Parent, the Acquired Companies are and have been, during the past five years, conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where Parent, any of its subsidiaries or any of the Acquired Companies conducts business, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Parent, any of its subsidiaries or, to the knowledge of Parent, the Acquired Companies with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Parent, threatened.

(jj) No Conflicts with Sanctions Laws. None of the Company, Parent, any of its subsidiaries, directors or officers or, to the knowledge of Parent, any of the Acquired Companies or any of their directors or officers, or any employee, agent, affiliate or other person acting on behalf of Parent, any of its subsidiaries or any of the Acquired Companies, is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is Parent, any of its subsidiaries or, to the knowledge of Parent, any of the Acquired Companies located, organized or resident in a country or territory that is the subject or target of Sanctions that broadly prohibit dealings with that country or territory (including Crimea, Cuba, Iran, North Korea, Sudan and Syria) (each, a “Sanctioned Country”); and none of the Company, Parent or any of its subsidiaries will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner, in each case of clauses (i) and (ii), as will result in a violation by any person participating in the transaction (whether as underwriter, advisor, investor or otherwise) of Sanctions.

(kk) No Registration Rights. No person has the right to require the Company, Parent, any of its subsidiaries or, to the knowledge of Parent, any of the Acquired Companies to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities by the Company.

(ll) No Stabilization. None of the Company, Parent, any of its subsidiaries or, to the knowledge of Parent, any of the Acquired Companies has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(mm) Sarbanes-Oxley Act.

(i) Parent’s Sarbanes-Oxley Act Compliance. There is and has been no failure on the part of Parent or any of Parent’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ii) Allergan’s Sarbanes-Oxley Act Compliance. To the knowledge of Parent, there is and has been no failure on the part of the Allergan or any of the Allergan’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(nn) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that Parent, the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, each of Parent and the Company was not and is not an “ineligible issuer,” and Parent is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(oo) Stamp, Value Added and Withholding Taxes. Except for any net income, capital gains or franchise taxes imposed on the Underwriters by Ireland, Luxembourg, Bermuda, the United States or any political subdivision or taxing authority thereof or therein (each, a “Taxing Jurisdiction”) as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement and the Indenture) between the Underwriters and the jurisdiction imposing such tax, to the knowledge of Parent, no value added tax or other similar taxes levied by reference to added value or sales (“VAT”), stamp duties, registration taxes, issuance or transfer taxes or other similar taxes or duties are payable by or on behalf of the Underwriters in any Taxing Jurisdiction solely in connection with (A) the execution, delivery and performance of this Agreement and the Indenture, (B) the issuance and delivery of the Securities in the manner contemplated by this Agreement, the Indenture and the Prospectus or (C) the sale and delivery by the Underwriters of the Securities as contemplated herein and in the Prospectus; provided, however, that stamp duties may be payable in the case of (1) court proceedings in a Luxembourg court, or (2) the presentation of this Agreement and the Indenture (either directly or by way of reference) to an autorité constituée; such court or autorité constituée may require registration of all or part of this Agreement or the Indenture with the Administration de l’Enregistrement et des Domaines in Luxembourg, which may result in registration duty at a fixed rate or an ad valorem rate. To the knowledge of Parent, all payments to be made by the Company, Parent or any of its subsidiaries (the “Payors”) on or by virtue of the execution, delivery, performance or enforcement of this Agreement or the Indenture, under the current laws of any Taxing Jurisdiction, will not be subject to withholding, duties, levies, deductions, charges or other taxes and are otherwise payable free and clear of any other withholding, duty, levy, deduction, charge or other tax in the Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in the Taxing Jurisdiction.

(pp) Submission to Jurisdiction. The Company, Parent and each of the Guarantors has the power to submit, and pursuant to Section 15(e) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(qq) Passive Foreign Investment Company. Subject to the qualifications, limitations, exceptions and assumptions set forth in the Preliminary Prospectus and the Prospectus, neither Parent nor the Company believes that it was a passive foreign investment company (a “PFIC”), as defined in section 1297 of the Code.

(rr) Dividends. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in Ireland, Luxembourg, Bermuda or the United States in order for the Company to pay dividends or other distributions (including any coupon payments) declared by the Company to the holders of the Securities. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, under current laws and regulations of Ireland, Luxembourg, Bermuda and the United States and any political subdivision thereof, any amount payable with respect to the Securities upon liquidation of the Company or upon redemption thereof and dividends and other distributions (including any coupon payments) declared and payable in respect of the Securities or on the share capital of the Company may be paid by the Company in United States dollars or Euros and freely transferred out of Ireland, Luxembourg or Bermuda, and no such payments made to the holders thereof or therein who are non-residents of Ireland, Luxembourg or Bermuda will be subject to income, withholding or other taxes under laws and regulations of Ireland, Luxembourg, Bermuda or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Ireland, Luxembourg, Bermuda or any political subdivision or taxing authority thereof or therein.

4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors covenants and agrees with each Underwriter that:

(a) Required Filings. The Company and the Guarantors will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and will use its best efforts to furnish electronic copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement, with printed copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to follow as soon as practicable but in no event later than 5:00 P.M., New York City time, on the second business day succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, four signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) upon request of such Underwriter and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company and the Guarantors will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (i) If during the Prospectus Delivery Period (A) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law and (ii) if at any time prior to the Closing Date (A) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

(f) Blue Sky Compliance. The Company will use best efforts, in cooperation with the Representatives, to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. Warner Chilcott will make generally available to the Company’s security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. During the period from and after the date hereof through and including the Closing Date, the Company, Parent and each of the Guarantors will not, without the prior written consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any debt securities issued or guaranteed by the Company, Parent or any of the Guarantors and having a maturity of more than one year, or any securities convertible into or exercisable or exchangeable for such securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such securities or other securities, in cash or otherwise, other than the Securities to be sold hereunder.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(k) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l) Reports. For a period of one year after the date of this Agreement, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system by the Company or any of the Guarantors; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, and, in Ireland and Luxembourg, any VAT, on the sale of the Securities by the Company to the Underwriters, on the execution and delivery of this Agreement and on the sale and delivery by the Underwriters of the Securities as contemplated herein and in the Prospectus. All sums payable by the Payors to the Underwriters (the “Payees”) under this Agreement, including any indemnity payments made pursuant to this Section 4(n), shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed in any Taxing Jurisdiction unless the relevant Payor is compelled by law to deduct or withhold such taxes, duties or charges. In that event, and except for any tax imposed on or calculated by reference to the net income or capital gains earned, accrued or realized by the Underwriters or franchise taxes imposed on the Underwriters by a Taxing Jurisdiction as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, the Payors shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction had been made. All sums payable by the Payors to the Payees under this Agreement shall be considered exclusive of VAT. All amounts charged by the Payees or for which the Payees are to be reimbursed will be invoiced together with any applicable VAT that is properly chargeable thereon, where appropriate. Any VAT due on the amounts charged by the Payees shall be for the account of the Payors, save to the extent that, in the event of a reimbursement of expenses, such Payee reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority, in which event the amount payable shall be reduced by the amount of such credit or repayment.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering contemplated by this Agreement (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company, Parent and each of the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of Parent, the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (i) the Applicable Time and (ii) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of or guaranteed by Parent, any of its subsidiaries or any of the Acquired Companies that are rated by a “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act, (A) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Indenture, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificates of the Company, Parent and the Guarantors. The Representatives shall have received, on and as of the Closing Date, a certificate, which shall be delivered on behalf of each of the Company, Parent and each of the Guarantors, respectively, by the signatories thereof in their respective capacities as officers or authorized representatives of each of the Company, Parent and each of the Guarantors, as applicable, and not in their individual capacity, a certificate of the chief financial officer or chief accounting officer and one additional senior executive officer of each of the Company, Parent and each of the Guarantors who is reasonably satisfactory to the Representatives (i) confirming that such officers or authorized representatives have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company, Parent and the Guarantors set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company, Parent and the Guarantors in this Agreement are true and correct and that the Company, Parent and each of the Guarantors has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Accountants’ Comfort Letters. On the date of this Agreement and on the Closing Date, the Representatives shall have received:

(i) Accountants’ Comfort Letter for Parent. From PWC, independent registered public accountants for Parent, letters dated the respective dates of delivery thereof and addressed to the Representatives, on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to each of (A) the audited and pro forma financial statements and certain financial information of Parent and its consolidated subsidiaries, (B) the audited consolidated financial statements and certain financial information of Warner Chilcott and (C) the audited and unaudited consolidated financial statements and certain financial information of Legacy Warner Chilcott, in each case of (A), (B) and (C) that are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and other customary matters;

(ii) Accountants’ Comfort Letter for the Acquired Companies. From Ernst & Young, independent auditors for the Acquired Companies, a letter dated the respective date of delivery thereof and addressed to the Representatives, on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the audited consolidated financial statements and certain financial information of the Acquired Companies included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and other customary matters; and

(iii) Accountants’ Comfort Letter for Forest. From BDO, independent auditors for Forest, a letter dated the respective date of delivery thereof and addressed to the Representatives, on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the audited and unaudited consolidated financial statements and certain financial information of Forest included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and other customary matters;

provided, that in each case of clauses (i) through (iii) above, the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion of Counsel for the Company, Parent and the Guarantors.

(i) Opinion and 10b-5 Statement of Counsel for the Company, Parent and the Guarantors. Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel for the Company, Parent and the Guarantors, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(ii) Opinion of Chief Legal Officer for the Company. A. Robert D. Bailey, Chief Legal Officer of Parent, shall have furnished to the Representatives his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(iii) Opinion of Local Counsel for the Company, Parent and the Guarantors. Each of (A) Greenberg Traurig, LLP, special Nevada counsel for Actavis, Inc., (B) Conyers Dill & Pearman Limited, special Bermuda counsel for Warner Chilcott, (C) Loyens & Loeff Luxembourg S.à r.l., special Luxembourg counsel for the Company and Actavis Capital and (D) Arthur Cox, special Ireland counsel for Parent, shall have furnished to the Representatives, at the request of the Company, their respective written opinion, in each case dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received, on and as of the Closing Date, an opinion and 10b-5 statement of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities by the Company.

(j) Good Standing. The Representatives shall have received, on and as of the Closing Date, satisfactory evidence of the good standing of the Company, Parent, the Significant Subsidiaries, the Guarantors and the Acquired Companies in their respective jurisdictions of organization and their good standing as foreign entities (where the concept of “good standing” is a recognized concept in any such relevant jurisdiction) or a comparable attestation in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(l) The Indenture and Securities. At the Closing Date, (i) the Company, the Guarantors and the Trustee shall have entered into each of the Base Indenture and the Supplemental Indenture and the Underwriters shall have received counterparts, conformed as executed, thereof and (ii) the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(m) DTC Clearance. The Securities shall be eligible for clearance and settlement through DTC.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company and each of the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other reasonable and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and each of the Guarantors, each of their respective directors, officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the first, second and third sentences of the third paragraph of text under the caption “Underwriting”

concerning the terms of the offering of the Securities, including the concession and reallowance to certain dealers and (ii) the eighth paragraph of text under the caption “Underwriting,” regarding stabilizing transactions.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, any such separate firm for the Company, the Guarantors, their respective directors, officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified

Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated by the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued by Parent or the Company shall have been suspended on any exchange; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State authorities; (iv) there shall have occurred a material disruption in securities settlement or clearance services; or (v) there shall have occurred any outbreak or escalation of national or international hostilities or any change in the United States or international financial markets or any calamity or crisis involving the United States, Ireland, Bermuda or Luxembourg, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, and the aggregate principal amount of Securities that such defaulting Underwriter agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, then each non-defaulting Underwriter shall be obligated, severally, to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters.

(b) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, and the aggregate principal amount of Securities that such defaulting Underwriter agreed but failed or refused to purchase exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, the non-defaulting Underwriters agree to use reasonable best efforts to arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the

Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(c) If, within 48 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors, jointly and severally, will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable solely as a result thereof; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including reasonable related fees and expenses of counsel for the Underwriters) (such fees and expenses of counsel for the Underwriters pursuant to this clause (iv) not to exceed $15,000); (v) the cost of preparing stock certificates, if applicable; (vi) the costs and charges of the Trustee, any transfer agent and any registrar and all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including fees and expenses of counsel for the Underwriters pursuant to this clause (vii) in an amount not to exceed $25,000); and (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, provided, however, that the Underwriters shall be responsible for 50% of the third-party costs of any private aircraft incurred in connection with such road show. Except as provided in this Section 11 and Section 7, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

(b) If (i) this Agreement is terminated pursuant to Section 9(ii); (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters; or (iii) the Underwriters decline to purchase the Securities for any reason permitted by Section 6 under this Agreement, the Company and each of the Guarantors, jointly and severally, agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the Indenture and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, Parent, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, Parent, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, Parent, the Guarantors or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

15. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 834-6081), Attention: High Grade Syndicate Desk – 3rd Floor; Mizuho Securities USA Inc., 320 Park Avenue, Floor 12, New York, New York 10022 (fax: (212) 205-7812), Attention: Debt Capital Markets; and Wells Fargo Securities, LLC, Wells Fargo Securities, LLC, 550 South Tryon Street, Charlotte, NC 28202 (fax: (704) 410-0326), Attention: Transaction Management. Notices to the Company, Parent and the Guarantors shall be given to them c/o Actavis plc, 400 Interpace Parkway, Parsippany, New Jersey 07054, (fax: (862) 261-7922), Attention: A. Robert D. Bailey.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c) Judgment Currency. All payments to be made hereunder shall be made in U.S. dollars. The Company, Parent and each of the Guarantors, jointly and severally, agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company, Parent and each of the Guarantors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(d) Waiver of Immunity. To the extent that the Company, Parent or any of the Guarantors has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Ireland, Luxembourg, Bermuda or any political subdivision thereof, (ii) the United States or the State of New York, or (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Agreement, the Company, Parent and each of the Guarantors hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(e) Submission to Jurisdiction. The Company, Parent and each of the Guarantors hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, Parent and each of the Guarantors waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company, Parent and each of the Guarantors agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company, Parent and such Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company, Parent or such Guarantor, as applicable, is subject by a suit upon such judgment. The Company, Parent and each of the Guarantors irrevocably appoints CT Corporation System, located at 111 Eighth

Avenue, New York, New York, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company, Parent or such Guarantor, as applicable, by the person serving the same to the address provided in this Section 15(e), shall be deemed in every respect effective service of process upon the Company, Parent or such Guarantor in any such suit or proceeding. The Company, Parent and each of the Guarantors hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company, Parent and each of the Guarantors further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ACTAVIS FUNDING SCS

For and on behalf of Actavis International Holding S.à r.l., in its capacity as General Partner of Actavis Funding SCS, itself represented by:

By:	/s/ Stephen M. Kaufhold
	Title:	Class A Manager

By:
	Title:	Class B Manager

WARNER CHILCOTT LIMITED, as Guarantor

By:
Title:

ACTAVIS CAPITAL S.À R.L., as Guarantor

By:	/s/ Stephen M. Kaufhold
	Title:	Class A Manager

By:
	Title:	Class B Manager

ACTAVIS, INC., as Guarantor

By:
Title:

[Signature Page to the Underwriting Agreement]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ACTAVIS FUNDING SCS

For and on behalf of Actavis International Holding S.à r.l., in its capacity as General Partner of Actavis Funding SCS, itself represented by:

By:
	Title:	Class A Manager

By:	/s/ Fabrice Rota
	Title:	Class B Manager

WARNER CHILCOTT LIMITED, as Guarantor

By:
Title:

ACTAVIS CAPITAL S.À R.L., as Guarantor

By:
	Title:	Class A Manager

By:
	Title:	Class B Manager

ACTAVIS, INC., as Guarantor

By:
Title:

[Signature Page to the Underwriting Agreement]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ACTAVIS FUNDING SCS

For and on behalf of Actavis International Holding S.à r.l., in its capacity as General Partner of Actavis Funding SCS, itself represented by:

By:
	Title:	Class A Manager

By:
	Title:	Class B Manager

WARNER CHILCOTT LIMITED, as Guarantor

By:	/s/ A. Robert D. Bailey
	Title:	A. Robert D. Bailey, Chief Legal
Officer and Corporate Secretary

ACTAVIS CAPITAL S.À R.L., as Guarantor

By:
	Title:	Class A Manager

By:
	Title:	Class B Manager

ACTAVIS, INC., as Guarantor

By:	/s/ A. Robert D. Bailey
	Title:	A. Robert D. Bailey, Chief Legal
Officer and Corporate Secretary

[Signature Page to the Underwriting Agreement]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ACTAVIS FUNDING SCS

For and on behalf of Actavis International Holding S.à r.l., in its capacity as General Partner of Actavis Funding SCS, itself represented by:

By:
	Title:	Class A Manager

By:
	Title:	Class B Manager

WARNER CHILCOTT LIMITED, as Guarantor

By:
Title:

ACTAVIS CAPITAL S.À R.L., as Guarantor

By:
	Title:	Class A Manager

By:	/s/ Fabrice Rota
	Title:	Class B Manager

ACTAVIS, INC., as Guarantor

By:
Title:

[Signature Page to the Underwriting Agreement]

ACTAVIS PLC,
solely for purposes of Sections 3, 4(h), 6, 8, 9, 12, 13, 14 and 15 hereof

By:	/s/ A. Robert D. Bailey
Title: A. Robert D. Bailey, Chief Legal
Officer and Corporate Secretary

[Signature Page to the Underwriting Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

By:	/s/ Maria Sramek
Authorized Signatory
Maria Sramek
Executive Director

MIZUHO SECURITIES USA INC.

By:
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By:
Authorized Signatory

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

[Signature Page to the Underwriting Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

By:
Authorized Signatory

MIZUHO SECURITIES USA INC.

By:	/s/ James M. Shepard
Authorized Signatory
James M. Shepard
Managing Director

WELLS FARGO SECURITIES, LLC

By:
Authorized Signatory

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

[Signature Page to the Underwriting Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

By:
Authorized Signatory

MIZUHO SECURITIES USA INC.

By:
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Authorized Signatory

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

[Signature Page to the Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of 2016 Floating Rate Notes	Principal Amount of 2017 Notes	Principal Amount of 2018 Notes	Principal Amount of 2018 Floating Rate Notes	Principal Amount of 2020 Notes

J.P. Morgan Securities LLC	$126,950,000	$253,900,000	$761,700,000	$126,950,000	$888,650,000
Mizuho Securities USA Inc.	86,300,000	172,600,000	517,800,000	86,300,000	604,100,000
Wells Fargo Securities, LLC	50,750,000	101,500,000	304,500,000	50,750,000	355,250,000
Barclays Capital Inc.	25,125,000	50,250,000	150,750,000	25,125,000	175,875,000
BNP Paribas Securities Corp.	25,125,000	50,250,000	150,750,000	25,125,000	175,875,000
HSBC Securities (USA) Inc.	25,125,000	50,250,000	150,750,000	25,125,000	175,875,000
Mitsubishi UFJ Securities (USA), Inc.	25,125,000	50,250,000	150,750,000	25,125,000	175,875,000
RBS Securities Inc.	25,125,000	50,250,000	150,750,000	25,125,000	175,875,000
SMBC Nikko Securities America, Inc.	25,125,000	50,250,000	150,750,000	25,125,000	175,875,000
TD Securities (USA) LLC	25,125,000	50,250,000	150,750,000	25,125,000	175,875,000
ANZ Securities, Inc.	8,975,000	17,950,000	53,850,000	8,975,000	62,825,000
Citigroup Global Markets Inc.	7,925,000	15,850,000	47,550,000	7,925,000	55,475,000
DNB Markets, Inc.	7,925,000	15,850,000	47,550,000	7,925,000	55,475,000
Lloyds Securities Inc.	7,925,000	15,850,000	47,550,000	7,925,000	55,475,000
Scotia Capital (USA) Inc.	7,925,000	15,850,000	47,550,000	7,925,000	55,475,000
Morgan Stanley & Co. LLC	3,975,000	7,950,000	23,850,000	3,975,000	27,825,000
BBVA Securities Inc.	2,975,000	5,950,000	17,850,000	2,975,000	20,825,000
Credit Agricole Securities (USA) Inc.	2,975,000	5,950,000	17,850,000	2,975,000	20,825,000
Fifth Third Securities, Inc.	2,975,000	5,950,000	17,850,000	2,975,000	20,825,000
PNC Capital Markets LLC	2,975,000	5,950,000	17,850,000	2,975,000	20,825,000
Santander Investment Securities Inc.	2,975,000	5,950,000	17,850,000	2,975,000	20,825,000
Academy Securities, Inc.	75,000	150,000	450,000	75,000	525,000
Blaylock Beal Van, LLC	75,000	150,000	450,000	75,000	525,000
Drexel Hamilton, LLC	75,000	150,000	450,000	75,000	525,000
Lebenthal & Co., LLC	75,000	150,000	450,000	75,000	525,000
Mischler Financial Group, Inc.	75,000	150,000	450,000	75,000	525,000
Samuel A. Ramirez & Company, Inc.	75,000	150,000	450,000	75,000	525,000
Siebert Brandford Shank & Co., L.L.C.	75,000	150,000	450,000	75,000	525,000
The Williams Capital Group, L.P.	75,000	150,000	450,000	75,000	525,000

Total	$500,000,000	$1,000,000,000	$3,000,000,000	$500,000,000	$3,500,000,000

Sch. 1-1

Underwriter	Principal Amount of 2020 Floating Rate Notes	Principal Amount of 2022 Notes	Principal Amount of 2025 Notes	Principal Amount of 2035 Notes	Principal Amount of 2045 Notes

J.P. Morgan Securities LLC	$126,950,000	$761,700,000	$1,015,600,000	$634,750,000	$634,750,000
Mizuho Securities USA Inc.	86,300,000	517,800,000	690,400,000	431,500,000	431,500,000
Wells Fargo Securities, LLC	50,750,000	304,500,000	406,000,000	253,750,000	253,750,000
Barclays Capital Inc.	25,125,000	150,750,000	201,000,000	125,625,000	125,625,000
BNP Paribas Securities Corp.	25,125,000	150,750,000	201,000,000	125,625,000	125,625,000
HSBC Securities (USA) Inc.	25,125,000	150,750,000	201,000,000	125,625,000	125,625,000
Mitsubishi UFJ Securities (USA), Inc.	25,125,000	150,750,000	201,000,000	125,625,000	125,625,000
RBS Securities Inc.	25,125,000	150,750,000	201,000,000	125,625,000	125,625,000
SMBC Nikko Securities America, Inc.	25,125,000	150,750,000	201,000,000	125,625,000	125,625,000
TD Securities (USA) LLC	25,125,000	150,750,000	201,000,000	125,625,000	125,625,000
ANZ Securities, Inc.	8,975,000	53,850,000	71,800,000	44,875,000	44,875,000
Citigroup Global Markets Inc.	7,925,000	47,550,000	63,400,000	39,625,000	39,625,000
DNB Markets, Inc.	7,925,000	47,550,000	63,400,000	39,625,000	39,625,000
Lloyds Securities Inc.	7,925,000	47,550,000	63,400,000	39,625,000	39,625,000
Scotia Capital (USA) Inc.	7,925,000	47,550,000	63,400,000	39,625,000	39,625,000
Morgan Stanley & Co. LLC	3,975,000	23,850,000	31,800,000	19,875,000	19,875,000
BBVA Securities Inc.	2,975,000	17,850,000	23,800,000	14,875,000	14,875,000
Credit Agricole Securities (USA) Inc.	2,975,000	17,850,000	23,800,000	14,875,000	14,875,000
Fifth Third Securities, Inc.	2,975,000	17,850,000	23,800,000	14,875,000	14,875,000
PNC Capital Markets LLC	2,975,000	17,850,000	23,800,000	14,875,000	14,875,000
Santander Investment Securities Inc.	2,975,000	17,850,000	23,800,000	14,875,000	14,875,000
Academy Securities, Inc.	75,000	450,000	600,000	375,000	375,000
Blaylock Beal Van, LLC	75,000	450,000	600,000	375,000	375,000
Drexel Hamilton, LLC	75,000	450,000	600,000	375,000	375,000
Lebenthal & Co., LLC	75,000	450,000	600,000	375,000	375,000
Mischler Financial Group, Inc.	75,000	450,000	600,000	375,000	375,000
Samuel A. Ramirez & Company, Inc.	75,000	450,000	600,000	375,000	375,000
Siebert Brandford Shank & Co., L.L.C.	75,000	450,000	600,000	375,000	375,000
The Williams Capital Group, L.P.	75,000	450,000	600,000	375,000	375,000

Total	$500,000,000	$3,000,000,000	$4,000,000,000	$2,500,000,000	$2,500,000,000

Sch. 1-2

Schedule 2

Security	Price

2016 Floating Rate Notes	99.700% of the principal amount of the 2016 Floating Rate Notes

2017 Notes	99.604% of the principal amount of the 2017 Notes

2018 Notes	99.501% of the principal amount of the 2018 Notes

2018 Floating Rate Notes	99.550% of the principal amount of the 2018 Floating Rate Notes

2020 Notes	99.395% of the principal amount of the 2020 Notes

2020 Floating Rate Notes	99.400% of the principal amount of the 2020 Floating Rate Notes

2022 Notes	99.233% of the principal amount of the 2022 Notes

2025 Notes	98.995% of the principal amount of the 2025 Notes

2035 Notes	98.695% of the principal amount of the 2035 Notes

2045 Notes	98.602% of the principal amount of the 2045 Notes

Sch. 2-1

Schedule 3

Significant Subsidiaries

1.	Forest Laboratories Holdings Ltd.

2.	Forest Laboratories, LLC

3.	Warner Chilcott Company LLC

Sch. 3-1

Annex A

a.	Pricing Disclosure Package

Pricing Term Sheet (as set forth on Annex B)

Annex A-1

ACTAVIS FUNDING SCS

Pricing Term Sheet

Offering of

$500,000,000 Floating Rate Notes due 2016	$500,000,000 Floating Rate Notes due 2020

$1,000,000,000 1.850% Notes due 2017	$3,000,000,000 3.450% Notes due 2022

$3,000,000,000 2.350% Notes due 2018	$4,000,000,000 3.800% Notes due 2025

$500,000,000 Floating Rate Notes due 2018	$2,500,000,000 4.550% Notes due 2035

$3,500,000,000 3.000% Notes due 2020	$2,500,000,000 4.750% Notes due 2045

(the “Notes Offering”)

This pricing term sheet relates only to the Notes Offering and should be read together with the preliminary prospectus supplement dated March 2, 2015 relating to the Notes Offering (the “Notes Preliminary Prospectus Supplement”), the accompanying prospectus dated February 19, 2015 and the documents incorporated and deemed to be incorporated by reference therein. Certain capitalized terms used in this pricing term sheet that are not defined herein have the respective meanings given to such terms in the Notes Preliminary Prospectus Supplement.

Issuer:	Actavis Funding SCS, a common limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B187.310 and having a share capital of $20,000

Gross Proceeds to Issuer:	$20,955,610,000

Net Proceeds to Issuer:	Approximately $20,812,360,000, after deducting underwriting discounts and commissions and estimated offering expenses payable by the issuer

Guarantees:	Warner Chilcott Limited, Actavis Capital S.à r.l. and Actavis, Inc. will jointly and severally, irrevocably and unconditionally guarantee the notes on an unsecured and unsubordinated basis

Aggregate Principal Amount Offered:	$500,000,000 aggregate principal amount of floating rate notes due 2016 (the “2016 floating rate notes”)

$500,000,000 aggregate principal amount of floating rate notes due 2018 (the “2018 floating rate notes”)

$500,000,000 aggregate principal amount of floating rate notes due 2020 (the “2020 floating rate notes”)

$1,000,000,000 aggregate principal amount of 1.850% notes due 2017 (the “2017 fixed rate notes”)

$3,000,000,000 aggregate principal amount of 2.350% notes due 2018 (the “2018 fixed rate notes”)

$3,500,000,000 aggregate principal amount of 3.000% notes due 2020 (the “2020 fixed rate notes”)

$3,000,000,000 aggregate principal amount of 3.450% notes due 2022 (the “2022 fixed rate notes”)

$4,000,000,000 aggregate principal amount of 3.800% notes due 2025 (the “2025 fixed rate notes”)

Annex B-1

Annex B

$2,500,000,000 aggregate principal amount of 4.550% notes due 2035 (the “2035 fixed rate notes”)

$2,500,000,000 aggregate principal amount of 4.750% notes due 2045 (the “2045 fixed rate notes”)

Ranking:	Senior unsecured

Coupon:

2016 floating rate notes:

2018 floating rate notes:

2020 floating rate notes:

2017 fixed rate notes:

2018 fixed rate notes:

2020 fixed rate notes:

2022 fixed rate notes:

2025 fixed rate notes:

2035 fixed rate notes:

2045 fixed rate notes:

3-month LIBOR plus 0.875% per annum 3-month LIBOR plus 1.080% per annum 3-month LIBOR plus 1.255% per annum 1.850% 2.350% 3.000% 3.450% 3.800% 4.550% 4.750%

Maturity:

2016 floating rate notes:

2018 floating rate notes:

2020 floating rate notes:

2017 fixed rate notes:

2018 fixed rate notes:

2020 fixed rate notes:

2022 fixed rate notes:

2025 fixed rate notes:

2035 fixed rate notes:

2045 fixed rate notes:

September 1, 2016 March 12, 2018 March 12, 2020 March 1, 2017 March 12, 2018 March 12, 2020 March 15, 2022 March 15, 2025 March 15, 2035 March 15, 2045

Price to Public:

2016 floating rate notes:

2018 floating rate notes:

2020 floating rate notes:

2017 fixed rate notes:

2018 fixed rate notes:

2020 fixed rate notes:

2022 fixed rate notes:

2025 fixed rate notes:

2035 fixed rate notes:

100.000% of principal amount

100.000% of principal amount

100.000% of principal amount

99.954% of principal amount

99.951% of principal amount

99.995% of principal amount

99.858% of principal amount

99.645% of principal amount

99.570% of principal amount

	2045 fixed rate notes:	99.477% of principal amount

Annex B-2

Annex B

Gross Spread:

2016 floating rate notes:

2018 floating rate notes:

2020 floating rate notes:

2017 fixed rate notes:

2018 fixed rate notes:

2020 fixed rate notes:

2022 fixed rate notes:

2025 fixed rate notes:

2035 fixed rate notes:

2045 fixed rate notes:

0.300% of principal amount

0.450% of principal amount

0.600% of principal amount

0.350% of principal amount

0.450% of principal amount

0.600% of principal amount

0.625% of principal amount

0.650% of principal amount

0.875% of principal amount

0.875% of principal amount

Yield to Maturity for Fixed Rate Notes:	2017 fixed rate notes: 2018 fixed rate notes: 2020 fixed rate notes: 2022 fixed rate notes: 2025 fixed rate notes: 2035 fixed rate notes: 2045 fixed rate notes:	1.874% 2.367% 3.001% 3.473% 3.843% 4.583% 4.783%

Spread to Benchmark Treasury for Fixed Rate Notes:	2017 fixed rate notes: 2018 fixed rate notes: 2020 fixed rate notes: 2022 fixed rate notes: 2025 fixed rate notes: 2035 fixed rate notes: 2045 fixed rate notes:	+120 basis points +130 basis points +140 basis points +155 basis points +175 basis points +190 basis points +210 basis points

Benchmark Treasury for Fixed Rate Notes:	2017 fixed rate notes: 2018 fixed rate notes: 2020 fixed rate notes: 2022 fixed rate notes: 2025 fixed rate notes: 2035 fixed rate notes: 2045 fixed rate notes:

0.500% due February 28, 2017

1.000% due February 15, 2018

1.375% due February 29, 2020

1.750% due February 28, 2022

2.000% due February 15, 2025

3.000% due November 15, 2044

3.000% due November 15, 2044

Benchmark Treasury Yield for Fixed Rate Notes:	2017 fixed rate notes: 2018 fixed rate notes:	0.674% 1.067%

Annex B-3

Annex B

	2020 fixed rate notes:	1.601%

	2022 fixed rate notes:	1.923%

	2025 fixed rate notes:	2.093%

	2035 fixed rate notes:	2.683%

	2045 fixed rate notes:	2.683%

Interest Payment Date:	2016 floating rate notes:	Quarterly on March 1, June 1, September 1 and December 1 of each year, beginning on June 1, 2015

	2018 floating rate notes:	Quarterly on March 12, June 12, September 12 and December 12 of each year, beginning on June 12, 2015

	2020 floating rate notes:	Quarterly on March 12, June 12, September 12 and December 12 of each year, beginning on June 12, 2015

	2017 fixed rate notes:	Semiannually on March 1 and September 1 of each year, beginning September 1, 2015

	2018 fixed rate notes:	Semiannually on March 12 and September 12 of each year, beginning September 12, 2015

	2020 fixed rate notes:	Semiannually on March 12 and September 12 of each year, beginning September 12, 2015

	2022 fixed rate notes:	Semiannually on March 15 and September 15 of each year, beginning September 15, 2015

	2025 fixed rate notes:	Semiannually on March 15 and September 15 of each year, beginning September 15, 2015

	2035 fixed rate notes:	Semiannually on March 15 and September 15 of each year, beginning September 15, 2015

	2045 fixed rate notes:	Semiannually on March 15 and September 15 of each year, beginning September 15, 2015

Record Date:	Floating rate notes:	15th calendar day immediately preceding any interest payment date (whether or not a business day)

	2017 fixed rate notes:	On February 15 and August 15 of each year

	2018 fixed rate notes:	On March 1 and September 1 of each year

	2020 fixed rate notes:	On March 1 and September 1 of each year

	2022 fixed rate notes:	On March 1 and September 1 of each year

	2025 fixed rate notes:	On March 1 and September 1 of each year

	2035 fixed rate notes:	On March 1 and September 1 of each year

	2045 fixed rate notes:	On March 1 and September 1 of each year

Optional Redemption – Floating Rate Notes:	The floating rate notes may not be redeemed at the issuer’s option prior to their stated maturities, except in the case of certain changes in withholding tax laws, as described in the Notes Preliminary Prospectus Supplement under the caption “Description of the notes—Optional redemption for changes in withholding taxes”

Annex B-4

Annex B

Optional Redemption – Fixed Rate Notes Make-Whole Call:	2017 fixed rate notes:	T+20 basis points

	2018 fixed rate notes:	T+20 basis points

	2020 fixed rate notes:	T+20 basis points prior to February 12, 2020

	2022 fixed rate notes:	T+25 basis points prior to January 15, 2022

	2025 fixed rate notes:	T+30 basis points prior to December 15, 2024

	2035 fixed rate notes:	T+30 basis points prior to September 15, 2034

	2045 fixed rate notes:	T+35 basis points prior to September 15, 2044

Optional Redemption – Fixed Rate Notes Par Call:	2017 fixed rate notes:	None

	2018 fixed rate notes:	None

	2020 fixed rate notes:	On or after February 12, 2020 (1 month prior to the maturity date for the 2020 fixed rate notes)

	2022 fixed rate notes:	On or after January 15, 2022 (2 months prior to the maturity date for the 2022 fixed rate notes)

	2025 fixed rate notes:	On or after December 15, 2024 (3 months prior to the maturity date for the 2025 fixed rate notes)

	2035 fixed rate notes:	On or after September 15, 2034 (6 months prior to the maturity date for the 2035 fixed rate notes)

	2045 fixed rate notes:	On or after September 15, 2044 (6 months prior to the maturity date for the 2045 fixed rate notes)

Special Mandatory Redemption:	In the event that Actavis plc’s acquisition of Allergan Inc. is not completed on or before November 30, 2015 at 5:00 p.m. (New York City time), or, if prior to such time, the Merger Agreement for such acquisition is terminated other than as a result of consummating such acquisition, the issuer will be required to redeem all of the outstanding notes pursuant to a special mandatory redemption at a redemption price equal to 101% of the aggregate principal amount of the notes plus accrued and unpaid interest to, but excluding, the special mandatory redemption date on the notes as described in the Notes Preliminary Prospectus Supplement under the caption “Description of the notes—Special mandatory redemption”

Trade Date:	March 3, 2015

Settlement:	March 12, 2015 (T+7)

We expect that delivery of the notes will be made against payment therefor on or about March 12, 2015, which is the 7th business day following the date of pricing of the notes (such settlement being referred to as “T+7”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery of the notes under the prospectus supplement will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery under the prospectus supplement should consult their own advisors

Annex B-5

Annex B

CUSIP/ISIN:	2016 floating rate notes:	00507U AJ0 / US00507UAJ07

	2018 floating rate notes:	00507U AN1 / US00507UAN19

	2020 floating rate notes:	00507U AQ4 / US00507UAQ40

	2017 fixed rate notes:	00507U AK7 / US00507UAK79

	2018 fixed rate notes:	00507U AM3 / US00507UAM36

	2020 fixed rate notes:	00507U AP6 / US00507UAP66

	2022 fixed rate notes:	00507U AR2 / US00507UAR23

	2025 fixed rate notes:	00507U AS0 / US00507UAS06

	2035 fixed rate notes:	00507U AT8 / US00507UAT88

	2045 fixed rate notes:	00507U AU5 / US00507UAU51

Denominations:	$2,000 and increments of $1,000 in excess thereof

Joint Book-Running Managers:	J.P. Morgan Securities LLC Mizuho Securities USA Inc. Wells Fargo Securities, LLC

Additional Joint Book-Running Managers for the 2016 Floating Rate Notes:	SMBC Nikko Securities America, Inc. Mitsubishi UFJ Securities (USA), Inc.

Additional Joint Book-Running Managers for the 2018 Floating Rate Notes:	RBS Securities Inc. TD Securities (USA) LLC

Additional Joint Book-Running Managers for the 2020 Floating Rate Notes:	BNP Paribas Securities Corp. SMBC Nikko Securities America, Inc.

Additional Joint Book-Running Managers for the 2017 Fixed Rate Notes:	SMBC Nikko Securities America, Inc. Mitsubishi UFJ Securities (USA), Inc.

Additional Joint Book-Running Managers for the 2018 Fixed Rate Notes:	RBS Securities Inc. TD Securities (USA) LLC

Additional Joint Book-Running Managers for the 2020 Fixed Rate Notes:	BNP Paribas Securities Corp. SMBC Nikko Securities America, Inc.

Additional Joint Book-Running Managers for the 2022 Fixed Rate Notes:	Mitsubishi UFJ Securities (USA), Inc. BNP Paribas Securities Corp.

Additional Joint Book-Running Managers for the 2025 Fixed Rate Notes:	HSBC Securities (USA) Inc. Barclays Capital Inc.

Additional Joint Book-Running Managers for the 2035 Fixed Rate Notes:	TD Securities (USA) LLC Barclays Capital Inc.

Additional Joint Book-Running Managers for the 2045 Fixed Rate Notes:	HSBC Securities (USA) Inc. Mitsubishi UFJ Securities (USA), Inc.

Co-Managers:*	Barclays Capital Inc. BNP Paribas Securities Corp.

Annex B-6

Annex B

(*Co-managers that are listed above as joint book-running managers for a particular series of notes are not also co-managers for that series)

HSBC Securities (USA) Inc.

Mitsubishi UFJ Securities (USA), Inc.

RBS Securities Inc.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

ANZ Securities, Inc.

Citigroup Global Markets Inc.

DNB Markets, Inc.

Lloyds Securities Inc.

Scotia Capital (USA) Inc.

Morgan Stanley & Co. LLC

BBVA Securities Inc.

Credit Agricole Securities (USA) Inc.

Fifth Third Securities, Inc.

PNC Capital Markets LLC

Santander Investment Securities Inc.

Academy Securities, Inc.

Blaylock Beal Van, LLC

Drexel Hamilton, LLC

Lebenthal & Co., LLC

Mischler Financial Group, Inc.

Samuel A. Ramirez & Company, Inc.

Siebert Brandford Shank & Co., L.L.C.

The Williams Capital Group, L.P.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the related prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the Notes Offering will arrange to send you the prospectus and related prospectus supplement if you request it by contacting J.P. Morgan, c/o High Grade Syndicate Desk, at (212) 834-4533 (collect); Mizuho Securities, Attn: Debt Capital Markets Desk, 320 Park Avenue, 12th Floor, New York, NY 10022, at (toll-free: (866) 271-7403); or Wells Fargo Securities, Attn: WFS Customer Service, 608 2nd Avenue, South Minneapolis, MN 55402, at (800) 645-3751 or email a request to wfscustomerservice@wellsfargo.com.

Annex B-7